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                                                                    EXHIBIT 23.1
[ERNST & YOUNG LOGO]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", and to the use of our report dated March 2, 2000 in the Registration Statement (Form S-1) and related Prospectus of XACCT Technologies Ltd. for the registration of its ordinary shares.


Tel-Aviv, Israel
September 1, 2000

                                             /s/ Kost, Forer & Gabbay
                                             KOST FORER & GABBAY
                                         A member of Ernst & Young international


























     Kost, Forer & Gabbay is a member of Ernst & Young International,
                                      Ltd.